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Nitesh Sharan	Mark Rhodes
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NIKE, INC. REPORTS FISCAL 2019 FOURTH QUARTER
AND FULL YEAR RESULTS

BEAVERTON, Ore., June 27, 2019 - NIKE, Inc. (NYSE:NKE) today reported financial results for its fiscal 2019 fourth quarter and full year ended May 31, 2019.

Fourth quarter revenue increased to $10.2 billion, up 4 percent on a reported basis and up 10 percent on a currency-neutral basis*. Full year revenue rose to $39.1 billion, up 7 percent on a reported basis and up 11 percent on a currency-neutral basis, as strategic investments in innovation and digital drove global consumer demand led by NIKE Direct in both periods.

“FY19 was a pivotal year for NIKE as we continue to bring our Consumer Direct Offense to life throughout the marketplace,” said Mark Parker, Chairman, President and CEO, NIKE, Inc. “Our distinctive innovation and digital advantage led to accelerated growth across our complete portfolio, while our Brand fueled deeper relationships with consumers around the globe.”**

Diluted earnings per share in the fourth quarter was $0.62 driven by revenue growth, strong gross margin expansion, and a lower average share count, partially offset by higher selling and administrative expense and a higher tax rate. Diluted earnings per share for the full year was $2.49.

“Reflecting on our FY19 performance, it is clear that growth is paramount at NIKE, and that our strong growth is being driven by strategic transformation,” said Andy Campion, Executive Vice President and CFO, NIKE, Inc. “Amid foreign exchange volatility, our double-digit currency-neutral revenue growth and expanding ROIC showcase NIKE’s unrivaled ability to create extraordinary value for consumers and shareholders over the long term.”**

Fourth Quarter Income Statement Review

•	Revenues for NIKE, Inc. increased 4 percent to $10.2 billion, up 10 percent on a currency-neutral basis.

◦
Revenues for the NIKE Brand were $9.7 billion, up 10 percent on a currency-neutral basis, driven by growth across NIKE Direct and wholesale, key categories including Sportswear, Jordan and Basketball, and continued growth across footwear and apparel.

◦	Revenues for Converse were $491 million, flat to prior year on a currency-neutral basis, mainly driven by double-digit growth in Asia and digital which was offset by declines in the U.S. and Europe.

•
Gross margin increased 80 basis points to 45.5 percent due primarily to higher average selling prices, impacts from foreign currency, and growth in NIKE Direct. These benefits were partially offset by higher product costs and supply chain investments.

•
Selling and administrative expense increased 9 percent to $3.4 billion. Demand creation expense was $1.0 billion, up 3 percent to prior year due to global brand campaigns and key sports moments. Operating overhead expense increased 12 percent to $2.4 billion driven primarily by wage-related and administrative expenses, which reflect critical investments in innovation, data and analytics, and new capabilities to accelerate our end-to-end digital transformation.

•
The effective tax rate was 20.4 percent, compared to 6.4 percent for the same period last year, due to several discrete impacts within the prior period, including adjustments to the provisional charges related to the enactment of the Tax Cuts and Jobs Act (the "Tax Act").

•
Net income was $989 million and diluted earnings per share was $0.62 driven by strong revenue growth, gross margin expansion, and a lower average share count, which were slightly offset by higher selling and administrative expense and a higher tax rate.

Fiscal 2019 Income Statement Review

•	Revenues for NIKE, Inc. rose 7 percent to $39.1 billion, up 11 percent on a currency-neutral basis.

◦
Revenues for the NIKE Brand were $37.2 billion, up 11 percent on a currency-neutral basis driven by growth across NIKE Direct and wholesale, key categories including Sportswear, Jordan and Running, and double-digit growth across footwear and apparel.

◦
NIKE Direct revenues were $11.8 billion, up 16 percent on a currency-neutral basis, driven by a 35 percent increase in digital commerce sales, 6 percent growth in comparable store sales as well as the addition of new stores. Sales to wholesale customers increased 10%.

◦
Revenues for Converse were $1.9 billion, up 3 percent on a currency-neutral basis, mainly driven by double-digit growth in Asia and digital which was partially offset by declines in the U.S. and Europe.

•
Gross margin increased 90 basis points to 44.7 percent due primarily to higher average selling prices, impacts from foreign currency, and growth in NIKE Direct. These benefits were partially offset by higher product costs.

•
Selling and administrative expense increased 10 percent to $12.7 billion. Demand creation expense was $3.8 billion, up 5 percent to prior year due to sports marketing investments, global brand campaigns, key sports moments and new product launches. Operating overhead expense increased 13 percent to $8.9 billion driven primarily by wage-related and administrative expenses, which reflect critical investments in innovation, data and analytics, and new capabilities to accelerate our end-to-end digital transformation.

•	The effective tax rate was 16.1 percent, compared to 55.3 percent for the same period last year, due to significant charges related to the enactment of the Tax Act in the prior year.

•
Net income increased to $4.0 billion and diluted earnings per share was $2.49 driven by strong revenue growth, gross margin expansion, a lower average share count and a lower tax rate, which was partially offset by higher selling and administrative expense.

May 31, 2019 Balance Sheet Review

•	Inventories for NIKE, Inc. were $5.6 billion, up 7 percent compared to the prior year period, with healthy inventory levels across all geographies.

•
Cash and equivalents and short-term investments were $4.7 billion, $582 million lower than last year as share repurchases, dividends, and investments in infrastructure more than offset proceeds from net income.

Share Repurchases

During the fourth quarter, NIKE, Inc. repurchased 10.6 million shares for approximately $897 million as part of the four-year, $15 billion program approved by the Board of Directors in June 2018. As of May 31, 2019, a total of 11.6 million had been repurchased under this program for approximately $986 million.

In fiscal 2019, NIKE, Inc. repurchased a total of 54.3 million shares for approximately $4.3 billion under the above mentioned $15 billion program currently in use as well as the previous $12 billion program approved by the Board of Directors in November 2015.

Conference Call

NIKE, Inc. management will host a conference call beginning at approximately 2:00 p.m. PT on June 27, 2019, to review fiscal fourth quarter and full year results. The conference call will be broadcast live via webcast and can be accessed at http://investors.nike.com. For those unable to listen to the live broadcast, an archived version will be available at the same location through 9:00 p.m. PT, July 11, 2019.

About NIKE, Inc.

NIKE, Inc., based near Beaverton, Oregon, is the world’s leading designer, marketer and distributor of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities. Wholly-owned NIKE, Inc. subsidiary brands include Converse, which designs, markets and distributes athletic lifestyle footwear, apparel and accessories; and Hurley, which designs, markets and distributes surf and youth lifestyle footwear, apparel and accessories. For more information, NIKE, Inc.’s earnings releases and other financial information are available on the Internet at http://investors.nike.com. Individuals can also visit http://news.nike.com and follow @NIKE.

*	See additional information in the accompanying Divisional Revenues table regarding this non-GAAP financial measure.
**
The marked paragraph contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by NIKE with the U.S. Securities and Exchange Commission (SEC), including Forms 8-K, 10-Q and 10-K.

(Tables Follow)

NIKE, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	THREE MONTHS ENDED		%	TWELVE MONTHS ENDED		%
(Dollars in millions, except per share data)	5/31/2019	5/31/2018	Change	5/31/2019	5/31/2018	Change
Revenues	$10,184	$9,789	4%	$39,117	$36,397	7%
Cost of sales	5,551	5,411	3%	21,643	20,441	6%
Gross profit	4,633	4,378	6%	17,474	15,956	10%
Gross margin	45.5%	44.7%		44.7%	43.8%

Demand creation expense	1,014	983	3%	3,753	3,577	5%
Operating overhead expense	2,392	2,137	12%	8,949	7,934	13%
Total selling and administrative expense	3,406	3,120	9%	12,702	11,511	10%
% of revenues	33.4%	31.9%		32.5%	31.6%

Interest expense (income), net	12	12	—	49	54	—
Other (income) expense, net	(28)	31	—	(78)	66	—
Income before income taxes	1,243	1,215	2%	4,801	4,325	11%
Income tax expense	254	78	226%	772	2,392	-68%
Effective tax rate	20.4%	6.4%		16.1%	55.3%

NET INCOME	$989	$1,137	-13%	$4,029	$1,933	108%

Earnings per common share:
Basic	$0.63	$0.71	-11%	$2.55	$1.19	114%
Diluted	$0.62	$0.69	-10%	$2.49	$1.17	113%

Weighted average common shares outstanding:
Basic	1,570.2	1,605.7		1,579.7	1,623.8
Diluted	1,607.5	1,641.2		1,618.4	1,659.1

Dividends declared per common share	$0.22	$0.20		$0.86	$0.78

NIKE, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	May 31,	May 31,	% Change
(Dollars in millions)	2019	2018
ASSETS
Current assets:
Cash and equivalents	$4,466	$4,249	5%
Short-term investments	197	996	-80%
Accounts receivable, net	4,272	3,498	22%
Inventories	5,622	5,261	7%
Prepaid expenses and other current assets	1,968	1,130	74%
Total current assets	16,525	15,134	9%
Property, plant and equipment, net	4,744	4,454	7%
Identifiable intangible assets, net	283	285	-1%
Goodwill	154	154	0%
Deferred income taxes and other assets	2,011	2,509	-20%
TOTAL ASSETS	$23,717	$22,536	5%
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$6	$6	0%
Notes payable	9	336	-97%
Accounts payable	2,612	2,279	15%
Accrued liabilities	5,010	3,269	53%
Income taxes payable	229	150	53%
Total current liabilities	7,866	6,040	30%
Long-term debt	3,464	3,468	0%
Deferred income taxes and other liabilities	3,347	3,216	4%
Redeemable preferred stock	—	—	—
Shareholders’ equity	9,040	9,812	-8%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$23,717	$22,536	5%

NIKE, Inc.
DIVISIONAL REVENUES
(Unaudited)

				% Change Excluding Currency Changes[1]				% Change Excluding Currency Changes[1]
	THREE MONTHS ENDED		%		TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2019	5/31/2018	Change		5/31/2019	5/31/2018	Change
North America
Footwear	$2,736	$2,525	8%	9%	$10,045	$9,322	8%	8%
Apparel	1,275	1,207	6%	6%	5,260	4,938	7%	7%
Equipment	154	143	8%	7%	597	595	0%	0%
Total	4,165	3,875	7%	8%	15,902	14,855	7%	7%
Europe, Middle East & Africa
Footwear	1,643	1,625	1%	11%	6,293	5,875	7%	12%
Apparel	713	741	-4%	5%	3,087	2,940	5%	9%
Equipment	101	100	1%	10%	432	427	1%	5%
Total	2,457	2,466	0%	9%	9,812	9,242	6%	11%
Greater China
Footwear	1,167	1,003	16%	23%	4,262	3,496	22%	25%
Apparel	494	434	14%	21%	1,808	1,508	20%	23%
Equipment	36	31	16%	20%	138	130	6%	8%
Total	1,697	1,468	16%	22%	6,208	5,134	21%	24%
Asia Pacific & Latin America
Footwear	953	991	-4%	9%	3,622	3,575	1%	12%
Apparel	363	383	-5%	8%	1,395	1,347	4%	15%
Equipment	63	62	2%	15%	237	244	-3%	8%
Total	1,379	1,436	-4%	9%	5,254	5,166	2%	13%
Global Brand Divisions[2]	9	24	-63%	-64%	42	88	-52%	-53%
TOTAL NIKE BRAND	9,707	9,269	5%	10%	37,218	34,485	8%	11%
Converse	491	512	-4%	0%	1,906	1,886	1%	3%
Corporate[3]	(14)	8	—	—	(7)	26	—	—
TOTAL NIKE, INC. REVENUES	$10,184	$9,789	4%	10%	$39,117	$36,397	7%	11%

TOTAL NIKE BRAND
Footwear	$6,499	$6,144	6%	12%	$24,222	$22,268	9%	12%
Apparel	2,845	2,765	3%	8%	11,550	10,733	8%	11%
Equipment	354	336	5%	11%	1,404	1,396	1%	4%
Global Brand Divisions[2]	9	24	-63%	-64%	42	88	-52%	-53%
TOTAL NIKE BRAND REVENUES	$9,707	$9,269	5%	10%	$37,218	$34,485	8%	11%
[1] The percent change has been calculated using actual exchange rates in use during the comparative prior year period to enhance the visibility of the underlying business trends by excluding the impact of translation arising from foreign currency exchange rate fluctuations, which is considered a non-GAAP financial measure.

[2] Global Brand Divisions revenues are primarily attributable to NIKE Brand licensing businesses that are not part of a geographic operating segment.
[3] Corporate revenues consist primarily of foreign currency hedge gains and losses related to revenues generated by entities within the NIKE Brand geographic operating segments and Converse but managed through the Company’s central foreign exchange risk management program.

NIKE, Inc.
SUPPLEMENTAL NIKE BRAND REVENUE DETAILS
(Unaudited)
				% Change Excluding Currency Changes[2]

	TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2019	5/31/2018[1]	Change
NIKE Brand Revenues by:
Sales to Wholesale Customers	$25,423	$23,969	6%	10%
Sales through NIKE Direct	11,753	10,428	13%	16%
Global Brand Divisions[3]	42	88	-52%	-53%
TOTAL NIKE BRAND REVENUES	$37,218	$34,485	8%	11%

NIKE Brand Revenues on a Wholesale Equivalent Basis:[4]
Sales to Wholesale Customers	$25,423	$23,969	6%	10%
Sales from our Wholesale Operations to NIKE Direct Operations	7,127	6,332	13%	16%
TOTAL NIKE BRAND WHOLESALE EQUIVALENT REVENUES	$32,550	$30,301	7%	11%

NIKE Brand Wholesale Equivalent Revenues by:[4]
Men’s	$17,737	$16,698	6%	10%
Women’s	7,380	6,913	7%	11%
NIKE Kids’	5,283	4,906	8%	11%
Others[5]	2,150	1,784	21%	25%
TOTAL NIKE BRAND WHOLESALE EQUIVALENT REVENUES	$32,550	$30,301	7%	11%

NIKE Brand Wholesale Equivalent Revenues by:[4]
Running	$4,488	$4,496	0%	4%
NIKE Basketball	1,597	1,494	7%	9%
Jordan Brand	3,138	2,856	10%	12%
Football (Soccer)	1,894	2,146	-12%	-6%
Training	3,137	3,126	0%	3%
Sportswear	12,442	10,720	16%	21%
Others[6]	5,854	5,463	7%	9%
TOTAL NIKE BRAND WHOLESALE EQUIVALENT REVENUES	$32,550	$30,301	7%	11%
[1] Certain prior year amounts have been reclassified to conform to fiscal 2019 presentation. These changes had no impact on previously reported consolidated results of operations or shareholders’ equity.

[2] The percent change has been calculated using actual exchange rates in use during the comparative prior year period to enhance the visibility of the underlying business trends by excluding the impact of translation arising from foreign currency exchange rate fluctuations, which is considered a non-GAAP financial measure.

[3] Global Brand Divisions revenues are primarily attributable to NIKE Brand licensing businesses that are not part of a geographic operating segment.
[4] References to NIKE Brand wholesale equivalent revenues, which are considered non-GAAP financial measures, are intended to provide context as to the total size of the Company’s NIKE Brand market footprint if it had no NIKE Direct operations. NIKE Brand wholesale equivalent revenues consist of 1) sales to external wholesale customers and 2) internal sales from the Company’s wholesale operations to its NIKE Direct operations which are charged at prices that are comparable to prices charged to external wholesale customers.

[5] Others include all unisex products, equipment and other products not allocated to Men’s, Women’s and NIKE Kids’, as well as certain adjustments that are not allocated to products designated by gender or age.

[6] Others include all other categories and certain adjustments that are not allocated at the category level.

NIKE, Inc.
EARNINGS BEFORE INTEREST AND TAXES[1]
(Unaudited)

	THREE MONTHS ENDED		%	TWELVE MONTHS ENDED		%
(Dollars in millions)	5/31/2019	5/31/2018	Change	5/31/2019	5/31/2018	Change
North America	$1,048	$975	7%	$3,925	$3,600	9%
Europe, Middle East & Africa	506	382	32%	1,995	1,587	26%
Greater China	674	539	25%	2,376	1,807	31%
Asia Pacific & Latin America	340	340	0%	1,323	1,189	11%
Global Brand Divisions[2]	(830)	(732)	-13%	(3,262)	(2,658)	-23%
TOTAL NIKE BRAND	1,738	1,504	16%	6,357	5,525	15%
Converse	82	104	-21%	303	310	-2%
Corporate[3]	(565)	(381)	-48%	(1,810)	(1,456)	-24%
TOTAL NIKE, INC. EARNINGS BEFORE INTEREST AND TAXES	1,255	1,227	2%	4,850	4,379	11%
Interest expense (income), net	12	12	—	49	54	—
TOTAL NIKE, INC. INCOME BEFORE INCOME TAXES	$1,243	$1,215	2%	$4,801	$4,325	11%
[1] The Company evaluates performance of individual operating segments based on earnings before interest and taxes (commonly referred to as “EBIT”), which represents net income before interest expense (income), net and income tax expense.

[2] Global Brand Divisions primarily represent demand creation, operating overhead and product creation and design expenses that are centrally managed for the NIKE Brand. Revenues for Global Brand Divisions are primarily attributable to NIKE Brand licensing businesses that are not part of a geographic operating segment.

[3] Corporate consists primarily of unallocated general and administrative expenses, including expenses associated with centrally managed departments; depreciation and amortization related to the Company’s corporate headquarters; unallocated insurance, benefit and compensation programs, including stock-based compensation; and certain foreign currency gains and losses, including certain hedge gains and losses.